Exhibit 99.1

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Sharon L. McCollam
3250 Van Ness Avenue	Executive Vice President, COO and CFO
San Francisco, CA 94109	(415) 616-8775

Stephen C. Nelson
Director, Investor Relations
(415) 616-8754

Meryl L. Schreibstein
Investor Relations Administration
(415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces a 7.4% Increase in 2009 Holiday Revenues

and Raises Fourth Quarter and Fiscal Year 2009 Revenues and EPS Guidance

San Francisco, CA, January 14, 2010 — Williams-Sonoma, Inc. (NYSE: WSM) today announced that net revenues for the 8-week holiday period ended December 27, 2009 increased 7.4% to $783 million versus the 8-week holiday period ended December 28, 2008, including a comparable store sales increase of 6.5%. The company also announced that it was increasing its fourth quarter revenue guidance to a range of $1.060 billion to $1.080 billion and fourth quarter GAAP diluted earnings per share guidance to a range of $0.65 to $0.70. Excluding an estimated $0.04 impact of unusual business events, primarily asset impairment and early lease termination charges for underperforming retail stores, fourth quarter non-GAAP diluted earnings per share is expected to be in the range of $0.69 to $0.74 (see Note 1 in Exhibit 1).

HOLIDAY 2009 ACTUAL RESULTS

Holiday Revenues by Channel

(All Amounts in Millions, Except Percentages)

	8-Week Period Ended December 27, 2009	8-Week Period Ended December 28, 2008	Year-Over- Year % Increase
Retail Net Revenues	$501	$472	6.1%
Direct-to-Customer Net Revenues	$282	$257	9.7%
Total Net Revenues	$783	$729	7.4%
Comparable Store Sales % Change	6.5%	<24.2%>

Howard Lester, Chairman and Chief Executive Officer, commented, “We are extremely pleased with our holiday performance. Revenues, selling margins, and controllable expenses all exceeded the high end of our expectations, and the actions we had taken to drive our business from both a competitive and financial perspective proved to be highly successful.”

“As such, we are increasing our revenue and diluted earnings per share guidance for the fourth quarter. Revenue is now expected to be in the range of $1.060 billion to $1.080 billion and diluted earnings per share in the range of $0.69 to $0.74 versus $0.31 last year on a non-GAAP basis. For fiscal 2009, non-GAAP diluted EPS is now expected to be in the range of $0.76 to $0.81 versus $0.35 last year. Fiscal 2009 GAAP diluted EPS is expected to be in the range of $0.54 to $0.59 versus $0.28 last year.”

OUTLOOK FOR FISCAL YEAR 2010 (“FY 10”)

Mr. Lester continued, “As we look forward to 2010 and beyond, we are focused on two fundamental initiatives: gaining market share and improving profitability. These are the same initiatives that drove our success in 2009. To gain market share, we will continue to enhance our value proposition; optimize our brand positioning; capitalize on our multi-channel capabilities; and enrich the customer experience across all of our channels. To improve profitability, we will drive increased efficiencies in our world-wide supply chain and enhance retail productivity. By the end of 2010, we expect retail leased square footage to decline by an additional 1% to 2% versus fiscal year-end 2009.”

Collectively, the company expects these initiatives to drive top-line revenue growth (net of store closings) in the low single digits and non-GAAP diluted earnings per share growth (excluding any potential non-recurring charges associated with additional store closings) in the range of 10% to 15% - with the greatest improvement occurring in the first half of the year. From a cash flow perspective, inventory growth is expected to increase slightly ahead of sales growth based upon the need to replenish core inventory levels that were depleted due to better than expected sales in the fourth quarter of 2009, and capital spending is expected to be in the range of $70 to $75 million. Depreciation in fiscal 2010 is expected to be in the range of $140 to $145 million and the amortization of deferred lease incentives is expected to be approximately $30 million.

FOURTH QUARTER (“Q4 09”) and FISCAL YEAR 2009 (“FY 09”) FINANCIAL GUIDANCE

•	Net Revenue

Net Revenue Guidance by Quarter (all amounts in millions, except percentages)

	Q1 09 ACT	Q2 09 ACT	Q3 09 ACT	Q4 09 GUID	FY 09 GUID
Retail Revenues	$358	$400	$428	$670 - $680	$1,856 - $1,866
Direct-to-Customer Revenues	$254	$272	$301	$390 - $400	$1,217 - $1,227
Total Net Revenues	$612	$672	$729	$1,060 - $1,080	$3,073 - $3,093
% Variance vs. FY 08	<21.8%>	<18.0%>	<3.0%>	5 - 7%	<8> - <9> %
Comparable Store Sales*	<21.0%>	<15.3%>	1.7%	4 - 6%	<5.5> - <6.5> %
LSF Growth % Change	7.4%	4.6%	2.2%	<1.0> %	<1.0> %
Catalog Circulation % Change	<17.1%>	<18.7%>	<18.1%>	<12> - <13> %	<16> - <17> %

* See the company’s 10-K and 10-Q public filings for the definition of comparable stores.

Store Opening and Closing Guidance by Retail Concept

	Q4 08 ACT	Q3 YTD 09 ACT			Q4 09 GUID			FY 09 GUID
Concept	Total	Open	Close	End	Open	Close	End	Open	Close
Williams-Sonoma	264	3	<4>	263	1	<5>	259	4	<9> *
Pottery Barn	204	3	<3>	204	2	<7>	199	5	<10> *
Pottery Barn Kids	95	2	<4>	93	0	<6>	87	2	<10> *
West Elm	36	4	0	40	0	<4>	36	4	<4>
Williams-Sonoma Home	10	1	0	11	0	0	11	1	0
Outlets	18	1	0	19	0	<1>	18	1	<1>
Total	627	14	<11>	630	3	<23>	610	17	<34>

* FY 09 total store opening and closing numbers for Williams-Sonoma, Pottery Barn and Pottery Barn Kids include 3 stores, 4 stores and 1 store, respectively, for stores temporarily closed and subsequently reopened due to remodeling. FY 09 closing numbers also include 1 Williams-Sonoma and 2 Pottery Barn stores closing in January 2010 for which replacement stores will open in early FY 10. Remodeled stores are defined as those stores temporarily closed and subsequently reopened due to square footage expansion, store modification, or relocation.

•	Gross Margin

Gross Margin as a Percentage of Net Revenues for Q4 and Fiscal Year

	Q4		FY
	09 GUID	08 ACT	09 GUID	08 ACT
GAAP	40.2% - 40.4%	33.7%	35.1% - 35.2%	33.8%
Non-GAAP*	40.3% - 40.5%	33.9%	35.2% - 35.3%	33.9%

* The non-GAAP gross margin percentages above exclude the projected impact of unusual business events of 10 basis points in Q4 09 and 10 basis points in FY 09, and an impact of 20 basis points in Q4 08 and 10 basis points in FY 08. See Notes 1, 2, 3 and 7 in Exhibit 1.

•	Selling, General & Administrative Expenses

SG&A Expenses as a Percentage of Net Revenues for Q4 and Fiscal Year

	Q4		FY
	09 GUID	08 ACT	09 GUID	08 ACT
GAAP	28.9% - 29.1%	31.8%	31.8% - 31.9%	32.5%
Non-GAAP*	28.3% - 28.5%	28.8%	30.6% - 30.7%	32.3%

* The FY 09 non-GAAP SG&A percentages above exclude the projected 60 basis point impact of Q4 09 unusual business events and the projected 120 basis point fiscal year impact of FY 09 unusual business events. See Notes 1 and 2 in Exhibit 1. Also excluded are the 300 basis point net impact of unusual business events in Q4 08 and the 20 basis point net impact of unusual business events in FY 08. See Notes 3 through 7 in Exhibit 1.

•	Interest <Income>/Expense

Interest <Income>/Expense for Q4 and Fiscal Year (in millions)

	Q4		FY
	09 GUID	08 ACT	09 GUID	08 ACT
Interest <Income>/Expense	$0.0 - $1.0	$0.0	$1.0 - $2.0	$0.2

•	Income Taxes

❑

The income tax rate in FY 09 is projected to be in the range of 38% to 40%. This compares to an income tax rate in FY 08 of 28.4%. Throughout the year, we expect that there could be ongoing variability in our quarterly tax rate due to volatility in earnings or losses in addition to taxable events that occur and exposures that are re-evaluated.

•	Diluted EPS

❑	See Exhibit 1 for quarterly and fiscal year diluted EPS guidance and a reconciliation of GAAP to non-GAAP diluted EPS, which includes and excludes the impact of unusual business events respectively.

•	Working Capital and Cash Flow

Working Capital and Cash Flow Drivers for Q4 and Fiscal Year (in millions)

	Q4		FY
	09 GUID	08 ACT	09 GUID	08 ACT
Merchandise Inventories	$470 - $500	$573	$470 - $500	$573
Depreciation and Amortization	$38 - $39	$37	$151 - $152	$148
Amortization of DLI	$9 - $10	$8	$36 - $37	$31

❑	Capital spending in FY 09 is projected to be in the range of $85 to $90 million, compared to capital spending of $192 million in FY 08.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP gross margin percentages, non-GAAP SG&A percentages, and non-GAAP diluted EPS. These non-GAAP financial measures exclude the impact of exiting excess distribution capacity, the impacts and benefits of early lease termination payments; the gain on our sale of a corporate aircraft; the reversal of performance-based stock compensation expense; the impacts of asset impairment and early lease termination charges for underperforming retail stores, and severance and lease termination costs associated with our FY 08 infrastructure cost reduction program. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 09 results and guidance on a comparable basis with our quarterly and FY 08 results. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our future financial guidance and results; the actions we intend to take to gain market share and improve profitability; the effect of these initiatives on driving our top-line revenue growth and non-GAAP diluted earnings per share growth; expected trends in our retail leased square footage, inventory levels, and capital spending levels; our expectations regarding depreciation and amortization of deferred lease incentives; and the variability in our tax rate.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include accounting adjustments as we close our books for Q4 09; recent changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; our dependence on timely introduction and customer acceptance of our merchandise; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in Internet marketing, infrastructure and regulation; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays on infrastructure projects based on weather or other events; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; our dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 1, 2009 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA

Williams-Sonoma, Inc. is a nationwide specialty retailer of high quality products for the home. These products, representing six distinct merchandise strategies – Williams-Sonoma, Pottery Barn, Pottery Barn Kids, PBteen, West Elm and Williams-Sonoma Home – are marketed through 630 stores, seven direct mail catalogs and six e-commerce websites.

Exhibit 1

Reconciliation of 2009 and 2008 GAAP to Non-GAAP Diluted Earnings/<Loss> Per Share

(Totals Rounded to the Nearest Cent Per Diluted Share)

	Q1 09 ACT	Q2 09 ACT	Q3 09 ACT	Q4 09 GUID	FY 09 GUID*
2009 GAAP Diluted EPS*	<$0.18>	$0.00	$0.07	$0.65 - $0.70	$0.54 - $0.59
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 1)	$0.04	$0.04	$0.06	$0.04	$0.18
Impact of Exiting Excess Distribution Capacity (Note 2)	-	$0.01	$0.03	-	$0.04
Subtotal of Unusual Business Events	$0.04	$0.05	$0.09	$0.04	$0.22
2009 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 8)*	<$0.14>	$0.05	$0.16	$0.69 - $0.74	$0.76 - $0.81

	Q1 08 ACT	Q2 08 ACT	Q3 08 ACT	Q4 08 ACT	FY 08 ACT**
2008 GAAP Diluted EPS**	$0.10	$0.17	<$0.10>	$0.12	$0.28
Net Benefit of Early Lease Termination Payment (Note 3)	<$0.05>	-	-	-	<$0.05>
Impact of Asset Impairment Charges for Underperforming Retail Stores (Note 4)	$0.00	$0.01	$0.07	$0.12	$0.20
Gain on Sale of Corporate Aircraft (Note 5)	-	<$0.09>	-	-	<$0.09>
Benefit Associated with Reversal of Performance-Based Stock Compensation Expense (Note 6)	-	-	<$0.06>	-	<$0.06>
Impact of Severance and Lease Termination Costs Associated with our Infrastructure Cost Reduction Program (Note 7)	-	-	-	$0.08	$0.08
Subtotal of Unusual Business Events**	<$0.05>	<$0.08>	$0.01	$0.19	$0.07
2008 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 8)**	$0.05	$0.09	<$0.10>	$0.31	$0.35

* Quarterly diluted EPS guidance amounts will vary within the ranges above. Therefore, the respective high and low guidance estimates for the quarters should not be added together to derive an estimate for the fiscal year. Additionally, due to quarterly rounding to the nearest cent per diluted share, the sum of the quarters at the end of any quarter may not equal the year-to-date total.

** Due to rounding to the nearest cent per diluted share, totals may not equal the sum of the line items in the table above.

Note 1:	Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores – During Q1 09, Q2 09 and Q3 09, we incurred charges associated with asset impairment and early lease termination expenses for underperforming retail stores, which resulted in an impact to earnings of approximately $0.04, $0.04 and $0.06 per diluted share, respectively. During Q4 09, we also expect to incur additional charges of approximately $0.04 per diluted share. These charges resulted in an impact to gross margin of less than 10 basis points in Q2 09, a 20 basis point impact to gross margin in Q3 09 and a projected impact of 10 basis points in Q4 09 and FY 09. This also resulted in an impact to SG&A expenses of 100, 110 and 150 basis points, respectively, in Q1 09, Q2 09 and Q3 09, a projected 60 basis point impact to SG&A expenses in Q4 09 and a projected 120 basis point impact to SG&A expenses in FY 09.

Note 2:	Impact of Exiting Excess Distribution Capacity – During Q2 09, we incurred charges associated with the early exit of excess distribution capacity, which resulted in an impact to earnings of approximately $0.01 per diluted share. During Q3 09, we also incurred additional charges of approximately $0.03 per diluted share. These charges resulted in a 20 basis point impact to gross margin in Q2 09, a 10 basis point impact to gross margin in Q3 09 and a projected 10 basis point impact to gross margin in FY 09. These charges also resulted in a less than 10 basis point impact to SG&A expenses in Q2 09, an 80 basis point impact to SG&A expenses in Q3 and a projected 20 basis point impact to SG&A expenses for FY 09.

Note 3:	Early Lease Termination Payment – During Q1 08, we received an incentive payment from a landlord to compensate the company for terminating a store lease prior to its expiration and incurred some corresponding accelerated depreciation, which resulted in a net benefit to earnings of approximately $0.05 per diluted share. This resulted in a 20 basis point impact to gross margin and a 120 basis point benefit to SG&A expenses. On an annual basis this amounted to a zero basis point impact to gross margin and a 30 basis point benefit to SG&A expenses in FY 08.

Note 4:	Asset Impairment Charges for Underperforming Retail Stores – Our FY 08 SG&A expenses included an approximate $34 million or $0.20 per diluted share impact associated with asset impairment charges for underperforming retail stores. This resulted in a 10, 20, 160 and 200 basis point impact to SG&A expenses in Q1, Q2, Q3 and Q4 of FY 08, respectively. On an annual basis this amounted to a 100 basis point impact to SG&A expenses in FY 08.

Note 5:	Gain on Sale of Corporate Aircraft – On May 16, 2008, we completed the sale of a corporate aircraft to an unrelated third party purchaser. The sale resulted in a gain of approximately $0.09 per diluted share and was recorded within SG&A expenses. Details of the transaction are disclosed in our Form 8-K filed with the SEC on May 22, 2008. This resulted in a 200 basis point benefit to SG&A expenses. On an annual basis this amounted to a 50 basis point benefit to SG&A expenses in FY 08.

Note 6:	Reversal of Performance-Based Stock Compensation Expense – During Q3 08, our SG&A expenses included an approximate $11 million or $0.06 per diluted share benefit associated with the reversal of performance-based stock compensation expense, as discussed in our Form 8-K filed with the SEC on October 29, 2008. This resulted in a 140 basis point benefit to SG&A expenses. On an annual basis this amounted to a 30 basis point benefit to SG&A expenses in FY 08.

Note 7:	Infrastructure Cost Reduction Program – On January 21, 2009, we announced a series of actions completed during Q4 08 to reduce our FY 09 fixed and semi-fixed overhead costs by approximately $75 million. These actions included an 18% reduction in company-wide full-time headcount (approximately 1,400 positions), the closure of our Camp Hill, PA call center, and the closure of a 500,000 square foot distribution facility. The Q4 08 charges associated with these actions totaled approximately $13 million or $0.08 per diluted share. Lease termination charges of approximately $2 million are included in cost of goods sold and the remainder, principally severance, is included in SG&A expenses. This resulted in a 20 basis point impact to gross margin and a 100 basis point impact to SG&A expenses. On an annual basis this amounted to a 10 basis point impact to gross margin and a 30 basis point impact to SG&A expenses in FY 08.

Note 8:	SEC Regulation G – Non-GAAP Information – This table includes one non-GAAP financial measure, Diluted EPS Excluding Unusual Business Events. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our quarterly and FY 09 diluted EPS actual results and guidance on a comparable basis with our 2008 quarterly and fiscal year results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.